SECOND AMENDMENT
                              TO THIRD AMENDED AND
                      RESTATED LOAN AND SECURITY AGREEMENT
                            AND MODIFICATION OF NOTES


THIS SECOND AMENDMENT TO THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT AND MODIFICATION OF NOTES (this "Amendment") is dated as of March 27, 1997, and entered into by and between THE CIT GROUP/CREDIT FINANCE, INC. ("Lender") with its office at 10 South LaSalle Street, Chicago, Illinois 60603, and YALE E. KEY, INC. ("Yale"), KEY ENERGY DRILLING, INC. (d/b/a Clint Hurt Drilling) ("Hurt") and WELLTECH EASTERN, INC. ("WellTech") (individually each a "Borrower" and collectively the "Borrowers").

WHEREAS, Lender and Borrowers have entered into that certain Third Amended and Restated Loan and Security Agreement dated as of May 21, 1996 as amended by the First Amendment to Third Amended and Restated Loan and Security Agreement dated November 22, 1996 (the "First Amendment") (as so amended, the "Agreement");

WHEREAS, in connection with the execution of the Agreement, Borrowers executed and delivered to Lender the following promissory notes (collectively the "Notes"):

(i) Amended and Restated Promissory Note dated May 21, 1996 executed by WellTech payable to Lender in the original principal amount of $11,822,186.00 as amended by the First Amendment (the "WellTech Note");

(ii) Amended and Restated Promissory Note dated May 21, 1996 executed by Yale payable to Lender in the original principal amount of $10,004,082.00 as amended by the First Amendment (the "Yale Note"); and

(iii) Amended and Restated Promissory Note dated May 21, 1996 executed by Hurt payable to Lender in the original principal amount of $1,230,000.00 as amended by the First Amendment (the "Hurt Note"); and

WHEREAS, on or about July 3, 1996 Key Energy Group, Inc. ("Key") issued and sold $52,000,000 in the aggregate principal amount of its convertible subordinated debentures due 2003 (the "Debentures") pursuant to a Private Offering Memorandum dated June 28, 1996; and on July 3, 1996, Key, the Borrowers, and American Stock Transfer and Trust Company, as Trustee, entered into that certain Indenture (the "Indenture"); and

WHEREAS,  part of the proceeds of the  Debentures  were used to repay the Notes;
and

WHEREAS, Borrowers requested the ability to reborrow part of the amounts repaid under the Notes, all as more fully set forth in the First Amendment; and

WHEREAS, Borrowers have recently concluded several acquisitions with respect to the stock or assets of other corporations and, accordingly, have requested an increase in both the amount of the Maximum Credit and the Term Loan; and

WHEREAS, Lender has agreed to such increases and to the amendments set forth herein subject to the terms and conditions provided for in this Amendment; and

WHEREAS, Lender and Borrowers desire to amend the Agreement and to modify the Notes as hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   Definitions

Section 1.01. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

                                   ARTICLE II

                                   Amendments

Section 2.01. Amendment to Section 10.1 of the Agreement. Section 10.1 of the Agreement is hereby amended in its entirety to read as follows:

"10.1 (a) Maximum Credit: $55,000,000

(b) Eligible Accounts Percentage: Eighty-Five Percent (85%) so long as the dilution percentage of such accounts does not exceed Four Percent (4%) whereupon the Eligible Accounts Percentage shall be reduced to an amount deemed reasonable by Lender.

(c) Maximum days after Invoice Date for Eligible Accounts: 90 days; provided, however, that Lender may make advances up to $250,000.00 in the aggregate at any given time against Eligible Accounts which are between 91 days and 120 days past invoice date.

(d) Minimum Borrowing: $45,000,000.

(e) Sublimits:

(i) For Yale, $55,000,000 less all Obligations of Hurt and WellTech; (ii) For Hurt, the lesser of (i) $2,000,000, and

(ii) $55,000,000 less all Obligations of Yale and WellTech; and

(iii) For WellTech, $55,000,000 less all Obligations of Hurt and Yale."

Section 2.02. Amendment to Section 10.2(a) of the Agreement. Section 10.2(a) of the Agreement is hereby amended in its entirety to read as follows:

"(a) Term Loan:

(i) For Yale, up to but not to exceed $16,187,000 (the "Maximum Amount");

(ii) For Hurt, up to but not to exceed $1,540,000 (the "Maximum Amount"); and

(iii) For WellTech, up to but not to exceed $20,867,000 (the "Maximum Amount")."

Section 2.03. Amendment to Section 10.4 of the Agreement. Section 10.4 of the Agreement is hereby amended in its entirety to read as follows:

"10.4 Fees:

(a) Interest Rate: Prime Rate plus .25% per annum

(b) Closing Fees: None

(c) Unused Line Fee Rate: .25% per annum payable on the first day of the following month."

                                   ARTICLE III

                             Modifications to Notes

Section 3.01. Amendments to Hurt Note. The first three (3) paragraphs of the Hurt Note are hereby amended in their entirety to read as follows:

"FOR VALUE RECEIVED, KEY ENERGY DRILLING, INC., D/B/A CLINT HURT DRILLING, a Delaware corporation, promises to pay to the order of THE CIT GROUP/CREDIT FINANCE, INC. ("CIT"), at its offices at 10 South LaSalle Street, Chicago, Illinois 60603 or such other place as the holder hereof may from time to time designate in writing, in legal tender of the United States of America, the principal sum of One Million Five Hundred Forty Thousand Dollars ($1,540,000) or so much thereof as may be borrowed hereunder and reflected on Schedule "A" attached hereto and made a part hereof, plus interest from the date hereof on the unpaid principal balance as follows:

The principal amount available to be borrowed under this Note (the "Maximum Amount") shall be repaid in monthly installments of $18,334.00 each on the first day of each month beginning May 1, 1997, and at no time shall the outstanding principal exceed the Maximum Amount. The principal sum hereof outstanding shall be due and payable on the end of the "Term" as defined in the Loan Agreement described herein.

Interest shall be earned at the rate (the "Annual Rate") of one-quarter of one percent (.25%) per annum plus the "Prime Rate". The "Prime Rate" is the per annum rate of interest publicly announced by Chase Manhattan Bank, New York, New York, or the applicable rate of its successors or assigns, from time to time as its prime rate (the prime rate is not intended to be the lowest rate of interest charged by Chase Manhattan Bank, New York, New York, or its successors or assigns, to its borrowers). Such interest shall be payable monthly in arrears on the first day of each and every month, commencing on the first day of the month after an advance is made hereunder. Interest shall be computed on the unpaid principal balance and shall be calculated on a year of 360 days for actual days elapsed. Interest and principal not paid when due shall bear interest at a rate equal to two percent (2%) per annum in excess of the Annual Rate." The remaining provisions of the Hurt Note are unchanged.

Section 3.02. Amendments to WellTech Note. The first three (3) paragraphs of the WellTech Note are hereby amended in their entirety to read as follows:

"FOR VALUE RECEIVED, WELLTECH EASTERN, INC., a Delaware corporation, promises to pay to the order of THE CIT GROUP/CREDIT FINANCE, INC. ("CIT"), at its offices at 10 South LaSalle Street, Chicago, Illinois 60603 or such other place as the holder hereof may from time to time designate in writing, in legal tender of the United States of America, the principal sum of Twenty Million Eight Hundred Sixty-Seven Thousand and no/100 Dollars ($20,867,000) or so much thereof as may be borrowed hereunder and reflected on Schedule "A" attached hereto and made a part hereof, plus interest from the date hereof on the unpaid principal balance as follows:

The principal amount available to be borrowed under this Note (the "Maximum Amount") shall be repaid in monthly installments of $248,417.00 each on the first day of each month beginning May 1, 1997, and at no time shall the outstanding principal exceed the Maximum Amount. The principal sum hereof outstanding shall be due and payable on the end of the "Term" as defined in the Loan Agreement described herein.

Interest shall be earned at the rate (the "Annual Rate") of one-quarter of one percent (.25%) per annum plus the "Prime Rate". The "Prime Rate" is the per annum rate of interest publicly announced by Chase Manhattan Bank, New York, New York, or the applicable rate of its successors or assigns, from time to time as its prime rate (the prime rate is not intended to be the lowest rate of interest charged by Chase Manhattan Bank, New York, New York, or its successors or assigns, to its borrowers). Such interest shall be payable monthly in arrears on the first day of each and every month, commencing on the first day of the month after an advance is made hereunder. Interest shall be computed on the unpaid principal balance and shall be calculated on a year of 360 days for actual days elapsed. Interest and principal not paid when due shall bear interest at a rate equal to two percent (2%) per annum in excess of the Annual Rate." The remaining provisions of the WellTech Note are unchanged.

Section 3.03. Amendments to Yale Note. The first three (3) paragraphs of the Yale Note are hereby amended in their entirety to read as follows:

"FOR VALUE RECEIVED, YALE E. KEY, INC., a Texas corporation, promises to pay to the order of THE CIT GROUP/CREDIT FINANCE, INC. ("CIT"), at its offices at 10 South LaSalle Street, Chicago, Illinois 60603 or such other place as the holder hereof may from time to time designate in writing, in legal tender of the United States of America, the principal sum of Sixteen Million One Hundred Eighty-Seven Thousand Dollars ($16,187,000) or so much thereof as may be borrowed hereunder and reflected on Schedule "A" attached hereto and made a part hereof, plus interest from the date hereof on the unpaid principal balance as follows:

The principal amount available to be borrowed under this Note (the "Maximum Amount") shall be repaid in monthly installments of $192,703.00 each on the first day of each month beginning May 1, 1997, and at no time shall the outstanding principal exceed the Maximum Amount. The principal sum hereof outstanding shall be due and payable on the end of the "Term" as defined in the Loan Agreement described herein.

Interest shall be earned at the rate (the "Annual Rate") of one-quarter of one percent (.25%) per annum plus the "Prime Rate". The "Prime Rate" is the per annum rate of interest publicly announced by Chase Manhattan Bank, New York, New York, or the applicable rate of its successors or assigns, from time to time as its prime rate (the prime rate is not intended to be the lowest rate of interest charged by Chase Manhattan Bank, New York, New York, or its successors or assigns, to its borrowers). Such interest shall be payable monthly in arrears on the first day of each and every month, commencing on the first day of the month after an advance is made hereunder. Interest shall be computed on the unpaid principal balance and shall be calculated on a year of 360 days for actual days elapsed. Interest and principal not paid when due shall bear interest at a rate equal to two percent (2%) per annum in excess of the Annual Rate." The remaining provisions of the Yale Note are unchanged.

                                   ARTICLE IV

                  Ratifications, Representations and Warranties

Section 4.01. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement, including, without limitation, all financial covenants contained therein, are ratified and confirmed and shall continue in full force and effect. Lender and each Borrower agree that the Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms.

Section 4.02. Representations and Warranties. Each Borrower hereby represents and warrants to Lender that the execution, delivery and performance of this Amendment and all other loan, amendment or security documents to which such Borrower is or is to be a party hereunder (hereinafter referred to collectively as the "Loan Documents") executed and/or delivered in connection herewith, have been authorized by all requisite corporate action on the part of such Borrower and will not violate the Articles of Incorporation or Bylaws of such Borrower.

                                    ARTICLE V

                              Conditions Precedent

Section 5.01. Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent (unless specifically waived in writing by the Lender):

(a) Lender shall have received, in addition to this Amendment, all of the following, each dated (unless otherwise indicated) as of the date of this Amendment, in form and substance satisfactory to Lender in its sole discretion:

(i) Company Certificate. A certificate executed by the Secretary or Assistant Secretary of each Borrower certifying (A) that Borrower's Board of Directors has met and adopted, approved, consented to and ratified the resolutions attached thereto which authorize the execution, delivery and performance by Borrower of the Amendment and the Loan Documents, (B) the names of the officers of Borrower authorized to sign this Amendment and each of the Loan Documents to which Borrower is to be a party hereunder, (C) the specimen signatures of such officers, and (D) that neither the Articles of Incorporation nor Bylaws of Borrower have been amended since the date of the Agreement;

(ii) Evidence of Existence and Good Standing. Evidence of the existence and good standing of each Borrower in such jurisdictions as Lender may require;

(iii) No Material Adverse Change. Since May 21, 1996, there shall have occurred no material adverse change in the business, operations, financial condition, profits or prospects of any Borrower, or in the Collateral, and the Lender shall have received a certificate of each Borrower's chief executive officer to such effect;

(iv) Other Documents. Each Borrower shall have executed and delivered such other documents and instruments as well as required record searches as Lender may require.

(b) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender and its legal counsel, Jenkens & Gilchrist, a Professional Corporation.


                                   ARTICLE VI

                                  Miscellaneous

Section 6.01. Survival of Representations and Warranties. All representations and warranties made in the Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely thereon.

Section 6.02. Reference to Agreement. The Agreement, each of the Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference therein to the Agreement shall mean a reference to the Agreement as amended hereby.

Section 6.03. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 6.04. APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN THE STATE OF ILLINOIS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

Section 6.05. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender and each Borrower and their respective successors and assigns; provided, however, that no Borrower may assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender. Lender may assign any or all of its rights or obligations hereunder without the prior consent of any Borrower.

Section 6.06. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

Section 6.07. Effect of Waiver. No consent or waiver, express or implied, by Lender to or of any breach of or deviation from any covenant or condition of the Agreement or duty shall be deemed a consent or waiver to or of any other breach of or deviation from the same or any other covenant, condition or duty. No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Amendment, the Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Amendment, the Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in the Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law. Section

6.08. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 6.09. Releases. As a material inducement to Lender to enter into this Amendment, each Borrower hereby represents and warrants that there are no claims or offsets against, or defenses or counterclaims to, the terms and provisions of and the other obligations created or evidenced by the Agreement or the other Loan Documents. Each Borrower hereby releases, acquits, and forever discharges Lender, and its successors, assigns, and predecessors in interest, their parents, subsidiaries and affiliated organizations, and the officers, employees, attorneys, and agents of each of the foregoing (all of whom are herein jointly and severally referred to as the "Released Parties") from any and all liability, damages, losses, obligations, costs, expenses, suits, claims, demands, causes of action for damages or any other relief, whether or not now known or suspected, of any kind, nature, or character, at law or in equity, which such Borrower now has or may have ever had against any of the Released Parties, including, but not limited to, those relating to (a) usury or penalties or damages therefor, (b) allegations that a partnership existed between Borrower and the Released Parties, (c) allegations of unconscionable acts, deceptive trade practices, lack of good faith or fair dealing, lack of commercial reasonableness or special relationships, such as fiduciary, trust or confidential relationships, (d) allegations of dominion, control, alter ego, instrumentality, fraud, misrepresentation, duress, coercion, undue influence, interference or negligence, (e) allegations of tortious interference with present or prospective business relationships or of antitrust, or (f) slander, libel or damage to reputation, (hereinafter being collectively referred to as the "Claims"), all of which Claims are hereby waived.

Section 6.10. Expenses of Lender. Borrowers agree to pay on demand (i) all costs and expenses reasonably incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all subsequent amendments, modifications, and supplements hereto or thereto, including, without limitation, the costs and fees of Lender's legal counsel and the allocated cost of staff counsel and (ii) all costs and expenses reasonably incurred by Lender in connection with the enforcement or preservation of any rights under the Agreement, this Amendment and/or other Loan Documents, including, without limitation, the costs and fees of Lender's legal counsel and the allocated cost of staff counsel.

Section 6.11. NO ORAL AGREEMENTS. THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENT THE FINAL AGREEMENTS BETWEEN LENDER AND BORROWERS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN LENDER AND BORROWERS.

IN WITNESS WHEREOF, the parties have executed this Second Amendment to Third Amended and Restated Loan and Security Agreement on the date first above written.







                               SIGNATORY PAGES TO

                                SECOND AMENDMENT
                              TO THIRD AMENDED AND
                      RESTATED LOAN AND SECURITY AGREEMENT
                            AND MODIFICATION OF NOTES


                                    "BORROWERS"

                                     YALE E. KEY, INC.

                                     By:
                                     Name:  Francis D. John
                                     Title:  Executive Vice President

                                     KEY ENERGY DRILLING, INC.
                                     (d/b/a Clint Hurt Drilling)



                                     By:
                                     Name:  Francis D. John
                                     Title:  Executive Vice President

                                     WELLTECH EASTERN, INC.



                                     By:
                                     Name:  Francis D. John
                                     Title:  President





                                     "LENDER"

                                      THE CIT GROUP/CREDIT FINANCE, INC.



                                      By:
                                      Name:
                                      Title:


                           CONSENTS AND REAFFIRMATIONS

Key Energy Group, Inc. hereby acknowledges the execution of, and consents to, the terms and conditions of that Second Amendment to Third Amended and Restated Loan and Security Agreement dated as of March __, 1997, between Yale E. Key, Inc., Key Energy Drilling, Inc. (d/b/a Clint Hurt Drilling), WellTech Eastern, Inc. and The CIT Group/Credit Finance, Inc., ("Creditor") and reaffirms its obligations under (i) that certain Guaranty (the "Guaranty") dated as of May 21, 1996 made by the undersigned in favor of the Creditor, and (ii) that certain Amended and Restated Stock Pledge Agreement (the "Pledge") dated as of May 21, 1996 made by the undersigned in favor of the Creditor, and acknowledges and agrees that the Guaranty and the Pledge and all other documents executed in connection therewith remain in full force and effect and the Guaranty and the Pledge and all such other documents are hereby ratified and confirmed.

   Dated as of March __, 1997.

                                             KEY ENERGY GROUP, INC.


                                             By:
                                             Name:  Francis D. John
                                             Title:




                              AMENDED SCHEDULE 6.12


1. Key has guaranteed the obligations of Odessa to Norwest Bank Texas, Midland.

2. Key will pay the bonuses due to Francis D. John under Mr. John's Employment Agreement with Key.

3. Key will guarantee WellTech's obligations relating to the Nub's acquisition and note balance: $200,000 - $250,000

4. WellTech leases from Hidco Development Corporation, which is owned by Kenneth
C. Hill and his spouse, real property used for well servicing yards in Mt. Pleasant, Michigan and Ripley, West Virginia. Lease terms, including rental rates, are deemed by management to be competitive.

5. WellTech leases from Talon Development Corporation real property used for its servicing yard in Indiana, Pennsylvania. Kenneth C. Hill owns a 33 1/3 interest in Talon Development Corporation. Lease terms including rental rates are deemed by management to be competitive.

6. WellTech initiated a management incentive compensation plan which requires the payment of sums of money to various parties contingent upon the attainment of a stipulated level of profitability. No payments have been made pursuant to this plan since its adoption.

7. Provided no Event of Default has occurred or would result from the making of such distributions, each Borrower may distribute funds to Key in an amount sufficient in the aggregate to make regularly scheduled payments of interest under the Indenture.

8. Each of the Borrowers may guarantee the obligations of Parent under the Indenture and the Debentures and may guarantee obligations of subsidiaries of Parent incurred in the ordinary course of business.